Exhibit 10.62
SECOND LOAN MODIFICATION AGREEMENT
     This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of Feb 6, 2009, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and (b) FINISAR CORPORATION, a Delaware corporation, with its chief executive office located at 1399 Moffett Park Drive, Sunnyvale, California 94089 (“Finisar”) and OPTIUM CORPORATION, a Delaware corporation, with its principal place of business at 500 Horizon Drive, Suite 505, Chalfont, Pennsylvania 18914 (“Optium”) (hereinafter, Finisar and Optium are jointly and severally, individually and collectively, referred to as “Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 14, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 14, 2008, among Borrower and Bank, as affected by a certain Joinder Agreement dated as of October 30, 2008, and as amended by a certain First Loan Modification Agreement dated as of October 30, 2008 (as amended and affected, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2(a) thereof:
“(ii) as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year (or, by April 30, 2008 with respect to Borrower’s fiscal year ended April 30, 2007), audited consolidated financial statements prepared under GAAP on form 10-K, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion;”
and inserting in lieu thereof the following:
“(ii) as soon as available, but no later than the earlier to occur of (A) five (5) days after filing its Form 10-K with the Securities and Exchange Commission, and (B) ninety (90) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP on Form 10-K, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion;”
2	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached hereto as Schedule 1.
B. Waivers. Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 6.7(a) of the Loan Agreement (relative to the requirement that Borrower maintain a certain Adjusted Quick Ratio) as of the months ended

November 30, 2008 and December 31, 2008. Bank’s waiver of Borrower’s compliance with such covenant shall apply only to the foregoing specific periods.
4. FEES. Borrower shall pay to Bank a modification fee equal to Seven Thousand Five Hundred Dollars ($7,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Loan Modification Agreement.
5. RATIFICATION OF PERFECTION CERTIFICATES.
     (a) Finisar hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 14, 2008 between Finisar and Bank, and acknowledges, confirms and agrees that the disclosures and information Finisar provided to Bank in the Perfection Certificate have not changed, as of the date hereof.
     (b) Optium hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 30, 2008 between Optium and Bank, and acknowledges, confirms and agrees that the disclosures and information Optium provided to Bank in the Perfection Certificate have not changed, as of the date hereof.
6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’ s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the State of California as of the date First written above.

BORROWER:		BANK:

FINISAR CORPORATION		SILICON VALLEY BANK

BY:	/s/ S. K. Workman	BY:	/s/ Nick Tsiagkas

Name:	S. K. Workman	Name:	Nick Tsiagkas
Title:	CFO	Title:	Relationship Manager

OPTIUM CORPORATION

BY:	/s/ S. K. Workman
Name:	S. K. Workman
Title:	CFO

SCHEDULE 1
EXHIBIT B
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: FINISAR CORPORATION and OPTIUM CORPORATION
          The undersigned authorized officer of FINISAR CORPORATION and OPTIUM CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending __________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements and Compliance Certificate	Monthly within 30 days	Yes	No

Annual financial statements (CPA Audited) on 10-K	Annually, upon the earlier of 5 days after filing Form 10-K with SEC or 90 days after FYE	Yes	No

10-Q	Quarterly, within 5 days after filing with SEC or 45 days after quarter	Yes	No

8-K	Within 5 days after SEC filing	Yes	No

Board approved projections	As requested by Bank	Yes	No

Financial Covenant	Required	Actual		Complies
Adjusted Quick Ratio (tested monthly)
As of October 31, 2008	1.10:1.00		__:1.00	Yes	No
As of July 31, 2009	1.25:1.00		__:1.00	Yes	No

Rolling Two-Quarter EBITDA (tested quarterly)
As of October 31, 2008	$20,000,000	$		Yes	No
As of July 31, 2009	$25,000,000	$

          The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

FINISAR CORPORATION	BANK USE ONLY

By:	Received by:

Name:		AUTHORIZED SIGNER

Title:	Date:

Verified:

AUTHORIZED SIGNER
OPTIUM CORPORATION	Date:

	Compliance Status:	Yes No

By:

Name:

Title:

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
Dated:
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.
1.	Adjusted Quick Ratio (Section 6.7(a))

Required:	___: 1.00*

Actual:	___: 1.00

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower	$

B.	Aggregate value of the net billed trade accounts receivable of Borrower	$

C.	Investments of Borrower	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of liabilities of Borrower (including all Indebtedness to Bank) that mature within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$

F.	Current Liabilities (line E))	$

G.	Deferred Revenue	$

H.	Current portion of convertible subordinated notes to be paid by Borrower	$

I.	Line F minus line G and minus line H	$

J.	Adjusted Quick Ratio (line D divided by line I)

Is line J equal to or greater than ___: 1:00*?
See Section 6.7(a)

No, not in compliance	Yes, in compliance
II. EBITDA (Section 6.7(b))

Required:	$ * (for prior two quarters)

Actual:	$
Is EBITDA for prior two quarters at least $                    *?

*	See Section 6.7(b)

No, not in compliance	Yes, in compliance